FIRST AMENDMENT TO
AGREEMENT OF PURCHASE AND SALE

This First Amendment to Agreement of Purchase and Sale (this “Amendment”) is made and entered into this 27th day of September, 2007, by and between FIRSTCAL INDUSTRIAL 2 ACQUISITION, LLC, a Delaware limited liability company (“Seller”), and HINES REIT MINNEAPOLIS INDUSTRIAL LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

WHEREAS, Purchaser and Seller have previously executed and entered into that certain Agreement of Purchase and Sale dated as of September 25, 2007 (the “Agreement”); and

WHEREAS, Purchaser and Seller desire to amend and modify certain terms and provisions of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged hereby, Purchaser and Seller hereby affirm the foregoing recitals and amend the Agreement as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to them in the Agreement.

2. Leasing Expenses. Seller and Purchaser hereby acknowledge that certain outstanding Seller’s Commissions have not been paid by Seller as of the date hereof (the “Outstanding Seller’s Commissions”). The full and complete amount of the Outstanding Seller’s Commissions has not, as of the date hereof, been determined; provided, however, Seller estimates that the amount of the Outstanding Seller’s Commissions is equal to $1,179,966.60 (the “Seller’s Commission Credit”). Notwithstanding anything contained in the Agreement to the contrary, Seller and Purchaser have agreed that Seller shall provide Purchaser with a credit at Closing equal to the Seller’s Commission Credit (rather than Seller paying such Outstanding Seller’s Commissions at Closing). In the event that Seller’s estimate of the Outstanding Seller’s Commissions shall prove incorrect, either party shall be entitled to an adjustment to correct the same. Upon Purchaser’s receipt of such Seller’s Commission Credit at Closing, Purchaser shall assume the obligation to pay when due the Outstanding Seller’s Commissions and the Outstanding Seller’s Commissions shall be deemed to be “Purchaser’s Commissions” for all purposes of Section 10.4 of the Agreement, including the Purchaser’s indemnification of the Seller’s Indemnified Parties set forth therein; provided, however, Purchaser’s obligations to pay the Outstanding Seller’s Commissions and Purchaser’s indemnification obligations with respect thereto, shall be limited to the amount of the Seller’s Commission Credit as may be adjusted pursuant hereto following Closing. Any amount of Seller’s Commissions in excess of the Seller’s Commission Credit which is not paid by Seller to Purchaser pursuant hereto (“Excess Seller’s Commission Amounts”) shall continue to be “Seller’s Commissions” for all purposes under Section 10.4 of the Agreement and shall be subject to the Seller’s indemnification of the Purchaser’s Indemnified Parties set forth therein until such time as Seller shall pay such Excess Seller’s Commission Amounts to Purchaser pursuant hereto.

3. Full Force and Effect. Except as otherwise expressly amended hereby, the Agreement shall be and remain in full force and effect according to its terms.

4. Counterparts; Electronic Copy. This Amendment may be executed in any number of counterparts, all of which, when taken together, shall constitute one and the same instrument. A facsimile or electronic copy of this Amendment shall be deemed an original for all relevant purposes.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

SELLER:

FIRSTCAL INDUSTRIAL 2 ACQUISITION, LLC

By: FirstCal Industrial 2, LLC, a Delaware limited liability company, its sole member

By: FR FirstCal 2, LLC, a Delaware limited

liability company, its managing member

By: First Industrial Investment, Inc.,

a Maryland corporation, its sole member

By:
Name:
Title:

PURCHASER:

HINES REIT MINNEAPOLIS INDUSTRIAL LLC, a Delaware limited

liability company

By:
Name:
Title: